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                                                                   EXHIBIT 23.04

              [LETTERHEAD OF MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.]

                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the use in this Registration Statement of eUniverse, Inc. on Form 10 of our report dated July 23, 1999, except as for Note 8(d) as to which the date is September 15, 1999, relating to the financial statements of The Big Network, Inc., and to the reference to our Firm under the caption "Experts" in such Registration Statement.


                                    Merdinger, Fruchter, Rosen & Corso, P.C.
                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    Certified Public Accountants

Los Angeles, California
December 28, 1999